                          General Procurement Agreement

                                 No. RPHCR43421

                                     BETWEEN

                                TELESCIENCES INC.

                                       AND

                          U S WEST Communications, Inc.
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PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   A1.   SCOPE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   A2.   ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   A3.   ACCEPTANCE DATE . . . . . . . . . . . . . . . . . . . . . . . . 2
   A4.   ACCEPTANCE PERIOD . . . . . . . . . . . . . . . . . . . . . . . 2
   A5.   COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . . . . . . 2
   A6.   COMPLETION DATE . . . . . . . . . . . . . . . . . . . . . . . . 2
   A7.   DELIVER (DELIVERY). . . . . . . . . . . . . . . . . . . . . . . 3
   A8.   DELIVERY DATE . . . . . . . . . . . . . . . . . . . . . . . . . 3
   A9.   FIRMWARE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   A10.  MATERIEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   A11.  ORDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   A12.  PROGRAM MATERIAL. . . . . . . . . . . . . . . . . . . . . . . . 3
   A13.  RELATED ORDER . . . . . . . . . . . . . . . . . . . . . . . . . 3
   A14.  SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   A15.  SHIPMENT DATE . . . . . . . . . . . . . . . . . . . . . . . . . 4
   A16.  SOFTWARE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   A17.  SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 4
   A18.  LICENSED SOFTWARE . . . . . . . . . . . . . . . . . . . . . . . 4
   A19.  SUPPORT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 4

GENERAL TERMS AND CONDITIONS . . . . . . . . . . . . . . . . . . . . . . 5
   B2.   NONEXCLUSIVE NATURE OF AGREEMENT. . . . . . . . . . . . . . . . 5
   B3.   TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 5
   B4.   ORDER PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 5
   B5.   ORDER ACCEPTANCE, MODIFICATION AND TERMINATION. . . . . . . . . 6
   B6.   UNCONFIRMED ORDERS. . . . . . . . . . . . . . . . . . . . . . . 7
   B7.   SUPPLIER PROVIDED INFORMATION . . . . . . . . . . . . . . . . . 7
   B8.   PRICE PROTECTION. . . . . . . . . . . . . . . . . . . . . . . . 8
   B9.   INVOICES AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . 9
   B10.  REIMBURSABLE EXPENSES . . . . . . . . . . . . . . . . . . . . .10
   B11.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
   B12.  RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
   B13.  WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . .11
   B14.  ENGINEERING COMPLAINTS. . . . . . . . . . . . . . . . . . . . .13
   B15.  TIME OF ESSENCE . . . . . . . . . . . . . . . . . . . . . . . .14
   B16.  TRAINING. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
   B17.  MANUALS AND DOCUMENTATION . . . . . . . . . . . . . . . . . . .14
   B18.  COMPATIBILITY INFORMATION . . . . . . . . . . . . . . . . . . .15
   B19.  CUSTOMER'S INFORMATION. . . . . . . . . . . . . . . . . . . . .15
   B20.  RIGHTS TO INVENTIONS, DISCOVERIES AND OTHER
         DEVELOPED INFORMATION . . . . . . . . . . . . . . . . . . . . .16
   B21.  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . .16
   B22.  SUPPLIER'S INFORMATION. . . . . . . . . . . . . . . . . . . . .17
   B23.  PATENT, TRADEMARK, COPYRIGHT INFRINGEMENT . . . . . . . . . . .17
   B24.  PATENT LICENSES . . . . . . . . . . . . . . . . . . . . . . . .18
   B25.  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . .18
   B26.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .18
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   B27.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .20
   B28.  RESTRUCTURE . . . . . . . . . . . . . . . . . . . . . . . . . .20
   B29.  SUBCONTRACTORS. . . . . . . . . . . . . . . . . . . . . . . . .20
   B30.  INDEPENDENT CONTRACTOR. . . . . . . . . . . . . . . . . . . . .20
   B31.  NONDISCRIMINATION AND COMPLIANCE. . . . . . . . . . . . . . . .21
   B32.  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . .21
   B33.  RIGHT TO INSPECT. . . . . . . . . . . . . . . . . . . . . . . .21
   B34.  RIGHT OF ACCESS . . . . . . . . . . . . . . . . . . . . . . . .21
   B35.  DAMAGE TO PROPERTY. . . . . . . . . . . . . . . . . . . . . . .22
   B36.  FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . .22
   B38.  REMEDIES CUMULATIVE . . . . . . . . . . . . . . . . . . . . . .24
   B39.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . .24
   B40.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .24
   B41.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   B42.  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   B43.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   B44.  PROHIBITED RELATIONSHIPS AND GRATUITIES . . . . . . . . . . . .25
   B45.  USE NOT ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . .25
   B46.  SEVERAL LIABILITY . . . . . . . . . . . . . . . . . . . . . . .25
   B47.  DISCOUNTS/CREDITS . . . . . . . . . . . . . . . . . . . . . . .25

ACQUISITION OF MATERIEL. . . . . . . . . . . . . . . . . . . . . . . . .26
   C1.  SCOPE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
   C2.  DETAILED ORDER ACKNOWLEDGMENT. . . . . . . . . . . . . . . . . .26
   C3.  QUALITY ASSURANCE AND INSPECTION . . . . . . . . . . . . . . . .26
   C4.  SPECIFICATIONS OR DRAWINGS . . . . . . . . . . . . . . . . . . .27
   C5.  PACKING AND CONTAINERS . . . . . . . . . . . . . . . . . . . . .28
   C6.  TRANSPORTATION AND SHIPPING. . . . . . . . . . . . . . . . . . .28
   C7.  DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   C8.  ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   C9.  TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
   C10. RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . .30
   C11. FUTURE AVAILABILITY OF REPAIRS, REPLACEMENT PARTS,
        AND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
   C12. CHANGE NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .31
   C13. TECHNICAL SUPPORT. . . . . . . . . . . . . . . . . . . . . . . .31
   C14. MARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
   C15. HAZARDOUS MATERIALS AND SUBSTANCES . . . . . . . . . . . . . . .33
   C16. RADIO FREQUENCY ENERGY STANDARDS . . . . . . . . . . . . . . . .33
   C17. LIGHTWAVE RADIATION. . . . . . . . . . . . . . . . . . . . . . .33

ENGINEERING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . .34
   D1.  SCOPE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   D2.  DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   D3.  GENERAL CONDITIONS OF ENGINEERING SERVICES . . . . . . . . . . .34
   D4.  ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   D5.  TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
   D6.  ENGINEERING SERVICES SUPPORT . . . . . . . . . . . . . . . . . .35

INSTALLATION AND REMOVAL SERVICES. . . . . . . . . . . . . . . . . . . .36
   E1.  SCOPE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
   E2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .36
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   E3.  GENERAL CONDITIONS OF INSTALLATION AND REMOVAL
        SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
   E4.  ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . .37
   E5.  ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .37
   E6.  TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
   E7.  INVOICES AND PAYMENTS. . . . . . . . . . . . . . . . . . . . . .38
   F1.  SCOPE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
   F2.  DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . .39
   F3.  GENERAL CONDITIONS OF REPAIR SERVICES. . . . . . . . . . . . . .39
   F4.  TRANSPORTATION . . . . . . . . . . . . . . . . . . . . . . . . .40
   F5.  ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   G1.  SCOPE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   G2.  DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   G3.  LICENSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   G4.  LICENSE TERM . . . . . . . . . . . . . . . . . . . . . . . . . .43
   G5.  SOFTWARE TRAPS . . . . . . . . . . . . . . . . . . . . . . . . .43
   G6.  TRANSPORTATION . . . . . . . . . . . . . . . . . . . . . . . . .43
   G7.  RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . .43
   G8.  DELIVERY AND INSTALLATION. . . . . . . . . . . . . . . . . . . .44
   G9.  ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .44
   G10. LICENSED SOFTWARE RELEASES . . . . . . . . . . . . . . . . . . .44
   G11. MAINTENANCE SERVICES AND SUPPORT . . . . . . . . . . . . . . . .45
   G12. TECHNICAL SERVICES . . . . . . . . . . . . . . . . . . . . . . .46
   G13. SOFTWARE EVALUATION. . . . . . . . . . . . . . . . . . . . . . .46
   G14. SOFTWARE QUALITY ASSURANCE . . . . . . . . . . . . . . . . . . .47

TRAINING SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .48
   H2.  DEFINITION . . . . . . . . . . . . . . . . . . . . . . . . . . .48
   H3.  GENERAL CONDITIONS OF TRAINING SERVICES. . . . . . . . . . . . .48

ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
   I1.  LIMITED LIABILITY OF U S WEST Business Resources,
        Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
   I2.  AMENDMENTS, MODIFICATIONS AND SUPPLEMENTS. . . . . . . . . . . .49
   I3.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .49
   I4.  SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . .49

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
   Materiel and Price List . . . . . . . . . . . . . . . . . . . . . . .50

EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
   Discounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52

EXHIBIT C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
   Service Repair and Return Order . . . . . . . . . . . . . . . . . . .53

EXHIBIT D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
   Nondiscrimination and Compliance Agreement. . . . . . . . . . . . . .54

ESCALATION PROCEDURE AND PROBLEM CLASSIFICATION. . . . . . . . . . . . .55
   SEVERITY LEVEL 1. . . . . . . . . . . . . . . . . . . . . . . . . . .56
   SEVERITY LEVEL 2. . . . . . . . . . . . . . . . . . . . . . . . . . .56
   SEVERITY LEVEL 3. . . . . . . . . . . . . . .  . .  . . . . . . . . .57

                                    PREAMBLE

This Agreement number RPHCR43421 is made this 1st day of May, 1991 by and between U S WEST Business Resources, Inc., a Colorado corporation, with its principal address at 188 Inverness Drive, Englewood, Colorado, 80112, as agent for U S WEST Communications, Inc. (hereinafter "Customer"), and TeleSciences CO Systems, a Delaware corporation, with its principal address at 351 New Albany Road, Moorestown, New Jersey 08057-1177, (hereinafter "Supplier").

In consideration of the promises, mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Customer and Supplier agree as follows:

DEFINITIONS

    A1.   SCOPE

    This Section defines terms used throughout this document. Defined terms are capitalized and will be read in the singular or the plural as the context requires. Defined terms may be used in various contexts in the Agreement as nouns, adjectives, adverbs or other forms and shall be interpreted appropriately in the context in accordance with their stated definitions.

    A2.   ACCEPTANCE

    "Acceptance" means Customer's acknowledgment that Materiel, Licensed Software and Services procured hereunder conform to specifications and the requirements of the applicable Order.

    A3.   ACCEPTANCE DATE

    "Acceptance Date" means the date that Customer acknowledges Acceptance or, if Customer does not so acknowledge, the last day of the Acceptance Period.

    A4.   ACCEPTANCE PERIOD

    "Acceptance Period" means that time during which Customer determines if Materiel, Licensed Software and Services conform to the Specifications and the requirements of an Order and shall be as follows:

    a.  For Services, thirty (30) days after the Completion Date; and

    b. For Materiel and Licensed Software, thirty (30) days after receipt; or if installed by Supplier, thirty (30) days after the Completion Date.

    The passage of thirty (30) days shall not be deemed Acceptance for Materiel or Licensed Software delivered prior to the Delivery Date, or Services completed prior to the Completion Date, without Customer's consent.

    A5.   COMMENCEMENT DATE

    "Commencement Date" means the date stated in an Order on which Services are to begin.

    A6.   COMPLETION DATE

    "Completion Date" means the date stated in an Order on which Services are to be concluded.

    A7.   DELIVER (DELIVERY)

    "Deliver" ("Delivery") means Customer's receipt of Materiel and Licensed Software at the location specified in the Order. If Customer specifies the common carrier to be used, "Delivery" means receipt of such Materiel and Licensed Software by the common carrier.

    A8.   DELIVERY DATE

    "Delivery Date" means the date stated in an Order by which Materiel and Licensed Software are required to be Delivered.

    A9.   FIRMWARE

    "Firmware" means a set of logical instructions represented by a pattern of bits contained in hardware.

    A10.  MATERIEL

    "Materiel" means goods, including but not limited to, equipment, apparatus, components, tools and supplies procured from Supplier under an Order, and any associated Software and Firmware integral to its function. When Supplier is performing Services associated with products not procured from Supplier, "Materiel" shall also include goods of the same kind wherever procured.

    A11.  ORDER

    "Order" means a written offer, whether or not identified as an offer, issued and executed by Customer for Materiel, Licensed Software and Services and shall be deemed to incorporate all provisions of this Agreement.

    A12.  PROGRAM MATERIAL

    "Program Material" means information, whether tangible or intangible, associated with Licensed Software or Software, such as: test data, flow charts, data file listings, input/output formats, user instructions, Specifications, loading and unloading procedures, machine configuration information, programs, routines, subroutines, or related information necessary for the operation and maintenance of Licensed Software or Software. "Program Material" does not include source codes.

    A13.  RELATED ORDER

    "Related Order" means an Order identified as being associated with other interdependent Orders, under the provisions of this Agreement and said Related Orders.


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

    A14.  SERVICES

    "Services" means Engineering Services, Installation and Removal Services, Self-Maintenance Support Services, Repair Services or other work specified in an Order.

    A15.  SHIPMENT DATE

    "Shipment Date" means the date stated in an Order by which Materiel and Licensed Software is to be shipped.

    A16.  SOFTWARE

    "Software" means a set of logical instructions and tables of information which guide the functioning of a processor.

    A17.  SPECIFICATIONS

    "Specifications" means criteria, technical or otherwise, for Materiel, Licensed Software and Services which is referenced in or made a part of this Agreement or an Order.

    A18.  LICENSED SOFTWARE

    "Licensed Software" means standard Software programs, whether or not associated with Materiel, for which Supplier has the right to grant licenses or sublicenses to Customer. Licenses listed below are granted as either perpetual or periodic, exclusive or nonexclusive, for which Supplier may or may not receive a license fee.

    A19.  SUPPORT AGREEMENT

    "Support Agreement" means the existing Licensed Software and Maintenance Support Services Agreement between Customer and Supplier.

GENERAL TERMS AND CONDITIONS

    B1.   SCOPE2

    This Agreement sets forth the terms and conditions under which Customer may procure Materiel, Licensed Software and Services, through issuance of an Order.

    The terms and conditions of this Section shall control unless modified by subsequent Sections of this Agreement or an Order. This Agreement covers all purchases with the exception of Licensed Software or Maintenance Support Services as referenced in the Support Agreement.

    B2.   NONEXCLUSIVE NATURE OF AGREEMENT

    This Agreement does not grant to Supplier any exclusive privileges or rights to provide Materiel, Licensed Software and Services to Customer.

    Customer makes no guarantee of any minimum or maximum amount of Materiel, Licensed Software and Services to be procured hereunder.

    B3.   TERM OF AGREEMENT

    a. This Agreement shall commence on May 1, 1991, and continue in effect thereafter until May 1, 1993. Either BRI or Supplier may terminate this Agreement by providing the other party written notice of termination at least ninety (90) days prior to the effective date of termination.

    b. The termination of this Agreement shall not affect the rights or obligations of either party to the other under any then existing Order.

    c. Neither Customer nor Supplier shall be liable to the other for damages of kind including incidental and consequential damages or any other losses or claims whatsoever on account of or arising out of termination of this Agreement.

    B4.   ORDER PROVISIONS

    a.    All Orders shall be signed by Customer.

    b. When provisions of an Order conflict with or supplement this Agreement, provisions of the Order which are not pre-printed shall control. This Agreement shall control over pre-printed provisions of the Order.

    c. If one Related Order references this Agreement, all Related Orders shall be deemed to incorporate this Agreement, whether referenced or not. In the event of a conflict between the provisions of Related Orders, the provisions of this Agreement shall control.

    d. If an Order is issued in connection with a government contract, the Order shall reference the contract and Supplier shall comply with all mandatory provisions of said contract and procurement regulations. Supplier shall be provided an opportunity to review such contracts prior to its Acceptance of an Order.

    e. Warranties or representations made by Supplier under an Order or in contemplation of an Order, shall be binding upon Supplier, for purposes of that Order.

    B5.   ORDER ACCEPTANCE, MODIFICATION AND TERMINATION

    a. Acknowledgment or performance, in whole or in part, shall constitute Supplier's acceptance of the Order. Acceptance of an Order binds the parties to honor all dates, amounts and other requirements of an Order. The passage of ten (10) working days shall constitute Acceptance, however, the delivery interval shall begin on the day Supplier receives an Order.

    b. If Supplier is unable to accept an Order as received Supplier shall provide Customer with a notice of non-acceptance within five (5) working days of receipt of the Order. The notice shall state the modifications necessary to make it acceptable. The proposed modifications shall not be binding on Customer until accepted by Customer in writing.

    c. Customer may modify Orders subject to clause B5, paragraphs a and b above.

    d. Customer may, at any time prior to Supplier's acceptance, withdraw an Order, in whole or in part, with no liability.

    e. Following Supplier's acceptance, Customer may terminate an Order in whole or in part, for its convenience, upon written notice, specifying the effective date. Cancellation charges will not be assessed if replaced by an Order for like Materiel or value within sixty (60) days.

    f. For Orders terminated by Customer after Supplier's Acceptance in writin, between forty-six (46) and ninety (90) days prior to the delivery date as agreed to in an Order, the cancellation fee shall be twenty-five (25) percent of the value of the Materiel cancelled. For Orders terminated by Customer after Supplier's acceptance, between one
          (1) and forty-five (45) days prior to the delivery date as agreed to in an Order, the cancellation fee shall be thirty- seven and one half (37.5) percent of the value of the Materiel cancelled. Customer reserves the right to cancel any Order, or any portion thereof, which is not delivered within one (1) calender day after the date as agreed to in an Order incurring no liability whatsoever.

    B6.   UNCONFIRMED ORDERS

    Customer may designate an Order, before Supplier's acceptance, as an unconfirmed Order. The unconfirmed Order shall establish Customer's position in supplier's manufacturing, delivery and Services schedule, and shall establish prices. Customer shall confirm, extend or withdraw the unconfirmed Order within thirty (30) days of issuance. Any Order not confirmed or extended shall be deemed to be terminated. Customer shall be under no obligation to Supplier until an unconfirmed Order has been confirmed.

    B7.   SUPPLIER PROVIDED INFORMATION

    Upon execution of this Agreement Supplier shall provide the following to
    Customer:

    a. A complete listing and description of Materiel, Licensed Software and Services including training courses and materials, associated prices, rates, charges and fees therefor;

    b. Supplier's current schedule of Materiel, Licensed Software and Services lead-time (the interval between Supplier's receipt of Customer's Order and Shipment Date of Materiel and Licensed Software, or Completion Date of Service);

    c. Literature regarding the availability of improvements, upgrades and field modifications to Materiel, Licensed Software and Services describing their features and advantages; and

    d. A Monthly Order and Shipment Report, mailed to BRI containing the following information:

          1)    Supplier's name (including subsidiary) and address;

          2)    This Agreement number;

          3)    Time period covered;

          4) A description, by noun and part numbers, of Materiel and Licensed Software shipped including

                a)    The quantity ordered and the quantity shipped;

                b)    The ship-to location;

          5)    A description of Services performed;

          6) The dollar value of each shipment of Materiel or Licensed Software and Service performed; and

    7) The total dollar value (i.e., summary) of Materiel or Licensed Software shipped and Services performed.

    Any updates to this information by Supplier shall be provided to Customer within fifteen (15) days after publication.

    B8.   PRICE PROTECTION

    a. For Orders issued and dated on or after the 1st day of May 1991, through the 30th day of June, 1991, the prices, rates, charges or fees payable by Customer for Materiel, Licensed Software and Services purchased under this Agreement shall be, regardless of the Shipment Date or Commencement Date, prices as set forth in Exhibit A entitled "Materiel and Price List," attached hereto, and by this reference incorporated herein, less any applicable discounts as described in Exhibit B entitled "Discounts", attached hereto, and by this reference incorporated herein. Supplier agrees to automatically extend at least the level two (2) discount to any Orders placed under this Agreement, during the time that Customer is making payment under the Support Agreement.

    b. Thereafter, Supplier may increase prices once in each calendar year by notifying Customer in writing at least ninety (90) days in advance of the effective date of any proposed price increase, with the exception of pricing for the SEBX II (SX-5000) Materiel, for which pricing will remain firm, and in effect, less any applicable discounts, until June 30, 1993. Increases for Materiel shall not exceed five (5) percent.

    d. Increases for labor shall not exceed the U. S. Department of Labor, Bureau of Labor Statistics, "Consumer Price Index-W for Urban Wage Earners" for the previous twelve (12) month period for Services listed in this Agreement.

          Customer shall not be required to pay for Materiel, Licensed Software and Services at prices other than those specified in an Order unless previously agreed to by Customer in a written confirmation.

    e. If Supplier's published prices, rates, charges or fees on the Shipment Date of Materiel and Licensed Software or the Commencement Date for Services are less than any prices, rates, charges or fees set forth in the Order, Customer shall have benefit of the lesser prices, rates, charges or fees.

    f. Should the parties elect to extend this Agreement, Customer reserves the right to determine whether any Supplier proposed price increase is commercially reasonable. Such right may include Customer's employment of an independent auditor.

    B9.   INVOICES AND PAYMENTS

    a. Supplier shall issue invoices in the format required by Customer within thirty (30) days following the Shipment Date or the Completion Date. For Materiel and Services provided on an ongoing basis, invoices shall be issued no more often than monthly. All invoices shall be sent to the billing address noted on the Order and shall contain where applicable: Order number, ship-to location, description and serial/part number of Materiel and Services, Common Language Equipment Identification (CLEI(TM)) information, direct hours charged, classification or employee, hourly labor rates chargeable, other applicable charges and other details required by Customer. Any taxes, transportation costs or other associated costs are to be stated separately. Licensed Software shall be invoiced separately. Each invoice shall specify whether it is partial or final. No term or condition of any invoice shall be binding upon Customer.

          All invoices for Materiel shall contain applicable Common Language Equipment Coding (CLEI(TM)) for each item invoiced in accordance with U S WEST Reference Publication 77361, entitled "Common Language Equipment Classification and Bar Code Labeling Requirements for Central Office Equipment" which by this reference is incorporated herein. CLEI(TM) is a Trademark of Bell
          Communications Research, Inc.

    b. Invoices shall be paid within forty-five (45) days following receipt of the invoice; and

          1)    Receipt of the Materiel; and/or

          2) Receipt of Licensed Software; provided, however, the subject Licensed Software has received Customer's First Office Application ("FOA") Acceptance for a particular type central office application; and/or

          3)    Completion of Services.

    c. Customer is not required to pay amounts that are in dispute until forty-five (45) days after resolution. Supplier shall substantiate the disputed amount in writing.

    d. Credits due Customer may be applied against amounts owed to Supplier. Credits shall be stated on separate invoices and at Customer's request, paid within thirty (30) days.

    e. Payment shall not be considered Acceptance of nonconforming Materiel, Licensed Software and Services.

    f. Supplier shall provide Materiel, Licensed Software and Services without interruption in the event of disputes concerning payment or other provisions of this Agreement.

    g. Supplier shall promptly notify Customer in writing of any claims, liens or causes of action against Supplier of which Supplier is aware, affecting Supplier's performance of an Order. Customer may, prior to making any payments for Materiel, Licensed Software and Services or during the progress of Services, require Supplier to furnish satisfactory evidence that all such claims, liens and causes of action have been satisfied, released or settled. Until such satisfactory evidence is furnished, the amount of such claims, liens and causes of action may be retained from any monies otherwise due Supplier.

    B10.  REIMBURSABLE EXPENSES

    Customer will reimburse Supplier only for those expenses authorized in writing. Only those expenses stated below will be considered.

    a.    Reasonable lodging expenses.

    b.    Airline fares at lowest rate available, not to exceed coach.

    c.    Car rentals, when necessary for the performance of Services.

    d.    Meals, not to exceed thirty (30) dollars per day.

    e. Telephone calls, when necessary for performance of Services. Personal calls are not reimbursable.

    In all cases, receipts must accompany invoices requesting reimbursement for all expenses over $25.00.

    B11.  TAXES

    a. All taxes designated, levied or based on the prices, rates, charges or fees or on this Agreement or the Materiel, Licensed Software and Services provided hereunder, including sales, use, personal property, privilege or excise taxes based on gross revenue and taxes and amounts in lieu thereof, paid or payable by Supplier shall be added to the invoice and paid by the Customer.

    b. Both parties agree to comply with all federal, state and local laws as they pertain to each party and shall make no claim on the other party for such taxes except as otherwise provided in B11 a., above.

    c. If Customer determines that any taxes are not payable or should be paid on a basis less than the full price or at rates less than the full tax rate, Supplier shall comply with such determination. Customer shall reimburse Supplier for any taxes, interest or penalties which Supplier may be required to pay on account of Supplier's compliance with Customer's determinations.

    d. If any taxing authority advises Supplier that it intends to audit or assess Supplier with respect to taxes for which Customer is obligated to reimburse Supplier, Supplier shall:

          1)    Promptly notify Customer; and

          2) Afford Customer an opportunity to participate on an equal basis with Supplier in such audit or assessment proceedings and keep Customer fully informed as to the progress of the audit or assessment proceedings.

          Each party shall bear its own expenses with respect to any such audit or assessment proceedings.

    e. Following a determination by any taxing authority that additional tax is due for Materiel, Licensed Software and Services, Supplier shall provide to Customer full supporting documentation for the Materiel, Licensed Software and Services for which such taxes are assessed. If Customer has otherwise paid the assessed taxes, Customer shall not reimburse Supplier for such assessment.

    B12.  RECORDS

    a. Supplier shall maintain complete and accurate records including hours, prices, expenses and other matters which relate to Supplier's rights and obligations hereunder in accordance with generally accepted accounting principles. Supplier shall retain such records for not less than seven (7) years from the date of final payment under an Order to which such records relate.

    b. Customer shall have access to such records during normal business hours during the term of this Agreement or during the respective periods in which Supplier is otherwise required to maintain such records. At Customer's request, such records, or complete and legible copies thereof, shall be made available to Customer.

    B13.  WARRANTIES

    a. Supplier warrants that it has title, free of all liens and encumbrances, to all Materiel and Licensed Software that is sold, leased or licensed to Customer. However, for Licensed Software which is not owned by Supplier, Supplier warrants that it has the right to grant a license to Customer.

    b. Supplier warrants that Materiel shall be free from defects in design, materials and workmanship and shall conform to and perform in accordance with Specifications and requirements of the Order.

    c. Supplier warrants that Licensed Software shall conform to Specifications and requirements of an Order.

    d. If Supplier is not the manufacturer or licensor, Supplier shall obtain the same warranty as specified herein from the manufacturer or licensor and the complete warranty will pass to Customer. Supplier shall assist and cooperate with Customer in making claims under such warranty. If Supplier is a distributor of Materiel and Licensed Software, Supplier shall process such claims.

    e. The warranty will not be affected by installation, removal, hardware self-maintenance, or relocation of Materiel regardless of whether performed by Supplier or Customer.

    f. The warranty period for Materiel shall be twelve (12) months from the Acceptance Date. The warranty period for Materiel installed by Supplier shall be twelve (12) months from the Completion Date.

    g. The warranty period for replacement Materiel shall be the same as for new Materiel in clause B13 f. above.

    h. The warranty period for repaired Materiel, Software and Services, shall be one-hundred-twenty (120) days from completion of repairs, or the remainder of the original warranty, whichever is greater.

    i. The warranty period for Licensed Software shall be twelve (12) months from the Acceptance Date.

    j. The warranty period for Services shall be twelve (12) months from the Completion Date.

          1) Services provided hereunder shall be in accordance with Specifications and the requirements of the Order, to the highest standards of the industry.

          2) Supplier's personnel shall be qualified to perform the tasks and functions for which they are assigned in a workmanlike manner. If personnel are, in Customer's opinion, unsuitable, Supplier shall provide, at Customer's request, replacement personnel. Supplier shall bear all associated costs to train and qualify such personnel.

    k. Warranties shall survive inspection, Acceptance and payment and shall run to Customer, its agents, successors in interest, assigns and customers.

    l. If Materiel, Licensed Software and Services do not meet Specifications and the requirements of the Order, Customer shall notify Supplier to that effect during the warranty period. Supplier shall promptly remedy such nonconformities at no additional charge.

          1) Nonconforming Materiel, Licensed Software and Services shall be either corrected on-site or returned to Supplier for correction in accordance with the following schedule:

                PDU-20 (CO Products)                      Returned to Supplier
                Licensed Software                         Returned to Supplier
                Installation Services                     On-Site
                HP Host Computer Systems                  On-Site
                All other Materiel/Software               Returned to Supplier

                Supplier agrees that emergency repairs, as identified by Customer, will be completed within twenty-four (24) hours of Supplier's receipt of Materiel or Software, or within twenty-four (24) hours of Supplier's notification of nonconforming Services.

          2) If the nonconformity has not been corrected within seven (7) days from Supplier's receipt of Materiel and products resulting from Services, or within the agreed upon time for on-site corrections, or if two or more such nonconformities occur within any thirty (30) day period, then Customer may terminate, in whole or in part, the affected Orders. If Customer so terminates, Supplier shall promptly remove Materiel and Licensed Software or bear the expenses for removal. Supplier shall restore or bear the expenses of restoration, of Customer's engineering Specifications, drawings and property to its original condition at the direction of Customer, and refund to Customer all monies previously paid for such Materiel, Licensed Software and Services.

    m. Customer shall attach to all returned Materiel a repair requisition similar to that included in Exhibit C, entitled "Service Repair and Return Order," attached hereto.

    n. Out of warranty Materiel repaired by Supplier shall be warranted for a period of one-hundred-twenty (120) days. Out of warranty Materiel shall be repaired at a cost of 40 (forty) percent of the then current list price.

    B14.  ENGINEERING COMPLAINTS

    a. Supplier shall comply with the provisions in U S WEST Technical Publication 77357, entitled "Guidelines for Engineering Complaints and Operational Trouble Reports", which by this reference is incorporated herein.

    b. Supplier shall submit one copy of all documentation pertaining to engineering complaints, including acknowledgment of their receipt, related correspondence and/or reports, and final resolution of complaints to:

                      U S WEST Communications
                      Engineering Complaint Coordinator
                      P.O. Box 8976
                      Denver, Colorado 80201

    B15.  TIME OF ESSENCE

    Time is of the essence in the Delivery of Materiel and Licensed Software and in the performance of Services.

    B16.  TRAINING

    a. Supplier shall provide sufficient training, training materials and support to Customer to enable Customer to use Materiel, Licensed Software and Services and to train Customer's training instructors.

    b. Supplier shall provide a list of prices for training, manuals, courses and support.

    c. Customer shall have the right to reproduce training material for the purpose of training Customer's employees. Such rights shall include photographic, video, and audio recordings of any training or training material.

    B17.  MANUALS AND DOCUMENTATION

    a. Supplier shall provide, at no additional charge, one complete set of current manuals and documentation ("Manuals") for each type of Materiel, Licensed Software and Services purchased by Customer to:

                      U S WEST
                      IRM - Documentation Distribution Manager
                      1801 California Street, Room 1320
                      Denver, Colorado 80202

          Supplier shall Deliver one (1) set of Order-specific Manuals, at no additional charge, for each item of Materiel ordered.

    b. Manuals will describe in detail the engineering, installation, maintenance, repair and operation of Materiel, Licensed Software and Services.

    c. With Licensed Software Supplier shall Deliver, at no additional charge, two (2) sets of Program Materiel to the locations specified by Customer.

    d. Supplier shall, at no additional charge, provide all future updates, revisions and corrections of Manuals and Program Materiel.

    e. Customer shall have the right to reproduce Manuals and Program material for the purpose of engineering, installing, maintaining, repairing and operating Materiel, Licensed Software and Services. Reproduction shall include the copyright or similar proprietary notices.

    B18.  COMPATIBILITY INFORMATION

    a. Upon request by Customer during the term of this Agreement or within three (3) years following its termination or expiration, Supplier shall provide Customer with interface specifications describing the electrical, functional, physical and Software interfaces of Supplier's Materiel and Licensed Software. This excludes Supplier's proprietary PDU-20 SEBX Host compressed transmission protocol. Upon Customer's request, Supplier shall provide such data and information to other suppliers with whose products Customer requires Supplier's Materiel and Licensed Software to interface.

    b. Compatibility information which is proprietary and confidential shall be treated in accordance with clause B22., entitled "Supplier's Information."

    B19.  CUSTOMER'S INFORMATION

    a. Any confidential and proprietary information, marked as such, including, but not limited to, programs, files, Specifications, drawings, sketches, models, samples, tools, business information, technical information or other data, written or otherwise ("Information") whether or not protected by patent or copyright, owned by Customer and which has been furnished or disclosed to Supplier shall remain Customer's property. Supplier shall treat Information as proprietary and confidential and said Information shall not be reproduced, published, or disclosed to any third party without the prior written consent of Customer. All copies of Information shall be returned to Customer immediately upon request. Supplier agrees to take all necessary precautions, including but not limited to, informing its employees of the proprietary nature of Information and the need to guard its secrecy.

    b. Any third party Information, provided under this Agreement, marked as confidential shall be treated by Supplier in the same manner as required for Customer's Information in clause B19 a. above. If Supplier makes an unauthorized disclosure of such Information, Supplier shall hold Customer harmless and indemnify Customer against any resulting claims of any nature.

    B20.  RIGHTS TO INVENTIONS, DISCOVERIES AND OTHER DEVELOPED INFORMATION

    In the course of, or as a result of, providing Materiel, Licensed Software and Services under this Agreement or any Order, inventions, discoveries or improvements or proprietary and secret concepts, methods, techniques, processes, adaptations, ideas, specifications, business and technical information, computer or other apparatus programs (Software), and other ideas, knowledge or data ("Intellectual Property") whether written or not, may be originated, discovered or developed by the parties. Such Intellectual Property originated, discovered or developed by employees of Supplier, shall belong to Supplier, and such originated, discovered or developed by employees of Customer shall belong to Customer. The Intellectual Property originated, discovered or developed jointly by employees of both parties shall belong jointly to both; provided, however, that each party shall give the other a royalty free, irrevocable, non-exclusive, world-wide license to practice such Intellectual Property, whether individually or jointly originated, discovered or developed. Each shall sign all papers and perform all acts which may be necessary, desirable or convenient to the other at its own expense, to file and prosecute applications for patents on such Intellectual Property and to maintain patents granted thereon. Each shall acquire from its employees, consultants, representatives or agents who perform the work such assignments, rights and covenants to ensure that the other shall receive the rights provided for in this clause. Each shall assist the other in executing any other applicable documents showing ownership.

    B21.  PUBLICITY

    a. Supplier shall submit to Customer for prior written approval all proposed advertising, sales promotion, press releases and other publicity, including all media relating to this Agreement where Customer's name, marks, or other Customer identification or Specifications are mentioned or language from which the connection of such names or marks therewith may, in Customer's judgement, be inferred or implied.

    b. Supplier shall remove any identification, trade names, trademarks, insignia, symbols or evidences of Customer's inspection prior to any sale, use or disposition of Materiel rejected by Customer.

    c. This provision shall appear in all subcontracts entered into by Supplier in the performance of this Agreement.

    d. Supplier shall indemnify Customer and any third parties against any claim arising out of Supplier's failure to comply with this clause.

    B22.  SUPPLIER'S INFORMATION

    a. Specifications, drawings, sketches, models, samples, tools, computer programs, technical information, business information, or data, written, oral or otherwise, furnished to Customer, shall not be considered to be confidential, unless marked conspicuously as such. To the extent that Supplier's data and information is of a confidential nature and is marked conspicuously as such, Customer agrees to treat such data and information in confidence; provided however that Customer shall have no liability for disclosure if the data and information:

          1)    is or has become in the public domain;

          2)    was known to Customer before receipt from Supplier;

          3)    is received from third parties without breach of this Agreement;

          4) is independently developed by Customer without breach of this Agreement;

          5)    is disclosed more than two (2) years after receipt by

                Customer; or

          6) is disclosed inadvertently despite the exercise of the same degree of care that Customer uses to protect its own confidential information.

    b. Notwithstanding clause B22 a. above, such information may be used without the prior written consent of Supplier by Customer's subcontractors for the installation, engineering, maintenance, repair and operation of Materiel and Licensed Software, provided such subcontractors contractually agree to the same limitations as referred to in clause B22 a. above.

    B23.  PATENT, TRADEMARK, COPYRIGHT INFRINGEMENT

    Supplier shall defend, indemnify and save Customer harmless, at Supplier's own expense, against any action or suit brought for any loss, damage, expense or liability including legal costs and attorneys' fees that may result by reason of any infringement, or alleged infringement, of any patent, trademark or copyright based upon the use or installation of any Materiel, Licensed Software and Services furnished to Customer hereunder. Should any of the Materiel, Licensed Software and Services furnished to Customer hereunder or the operation thereof, become the subject of a claim of any infringement of a U.S. patent, trademark or copyright, Supplier shall, at its expense, procure for Customer the right to continue using the Materiel, Licensed Software and Service; replace or modify the same in a reasonable manner so that they become noninfringing; or, at Customer's option, refund to Customer the full purchase price and associated cost of the infringing items. Further, Supplier shall bear all expenses for such removal, replacement and modification.

    B24.  PATENT LICENSES

    Customer does not hereby grant to Supplier any licenses, express or implied, under any Customer patents, copyrights, or trademarks, except to the extent necessary for Supplier to fulfill its obligations to Customer pursuant to this Agreement or an Order.

    B25.  INDEMNITY

    Supplier assumes full responsibility for and shall indemnify and hold Customer harmless from and against any claims, losses, actions, damages, expenses and all other liabilities whether sounding in contract or in tort, and whether at law or in equity, including, but not limited to, legal costs and attorneys' fees, arising out of or resulting from:

    a. Providing, installing and using Supplier's Materiel and the performance of or failure to perform Services, if any such claim, loss, action, damage, expense, or other liability is attributable to bodily injury or to death of any person, or to damage to or destruction or theft of any property, whether belonging to Customer or another, excepting only injury, death, damage or destruction to the extent caused by the sole negligence (except to the extent prohibited by local law) of Customer;

    b. Assertions made by Supplier under Workers' Compensation or similar statutes; and

    c.    Noncompliance with all federal, state and local laws and regulations.

    Customer shall give reasonable notice to Supplier of any such claim, loss, action, damage, expense or other liability.

    B26.  INSURANCE

    a. Notwithstanding the provisions of Section II, clause 24., entitled "Indemnity", Supplier shall obtain and maintain, at its own expense, all insurance and bonds whether required by law or otherwise, including, but not limited to:

          1) Workers' Compensation insurance (including the Broad Form All States endorsement) as prescribed by law of the state in which the Services are performed; and

          2) Employers' liability insurance with limits of at least One Million (1,000,000.00) dollars for each occurrence; and

          3) Comprehensive general liability insurance with a broad form endorsement which includes, but is not limited to, coverage for products liability, personal injury, broad form property damage, coverage for completed operations, and contractual liability, with respect to the liability assumed by Supplier hereunder. Limits shall be not less than Five Millions (5,000,000.00) combined single limit for each occurrence; and

          4) Comprehensive automobile liability insurance covering the use and maintenance of owned, not-owned, hired and rented vehicles with limits of not less than One Million (1,000,000.00) dollars combined single limit coverage for each occurrence; and

          5) Umbrella liability insurance which includes, but is not limited to, coverage for products liability, personal injury, broad form property damage, coverage for completed operations, and contractual liability, with respect to the liability assumed by Supplier hereunder in a format acceptable to Customer with limits of at least Five Million (5,000,000.00) dollars for each occurrence.

    b. Supplier, its insurer and anyone claiming by, through or under them or in its own behalf, shall have no claims, rights of action, or right of subrogation against Customer based on any loss or liability under the foregoing insurance.

    c. At Customer's request, Customer shall be an additional named insured in such insurance.

    d. Supplier shall furnish a certificate or adequate proof of the foregoing insurance. After receiving adequate proof of self-insurance, Customer shall allow Supplier to self-insure the requirements contained in this clause.

    e. Supplier shall either require subcontractors who may enter upon Customer's premises to maintain insurance as described herein and to furnish certificates or adequate proof of such insurance, or provide such insurance for the subcontractors.

    f. Insurance policies shall state that Customer shall be notified in writing at least sixty (60) days prior to cancellation of, or any material change in, the insurance policies.

    B27.  ASSIGNMENT

    a. Supplier shall not assign its rights or delegate its obligations hereunder without the prior written consent of Customer. Customer may assign its rights or delegate its obligations hereunder, in whole or in part, to any parent, subsidiary of parent, subsidiary, affiliate, successor or related company of Customer upon prior written notice to Supplier. Such assignment shall not diminish any rights or obligations that Supplier or Customer may have prior to the effective date of assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

    b. The limitation on assignment does not apply to an assignment confined solely to monies due or to become due. Assignment of monies shall be void to the extent that it attempts to impose upon Customer obligations to the assignee additional to the payment of such monies, or to preclude Customer from dealing solely and directly with Supplier in all matters pertaining thereto, including the negotiation of amendments or settlements of amounts due.

    B28.  RESTRUCTURE

    If Customer restructures through legislation, court order, government regulation or otherwise, Customer may terminate without any penalty or assign as set forth in clause B26., entitled "Assignment," any Order no longer required due to the restructure.

    B29.  SUBCONTRACTORS

    Supplier shall obtain Customer's written consent prior to subcontracting any Services hereunder. Such requirement shall not apply to purchases of standard commercial supplies or raw materials incidental to the

    Services. Customer's approval of such will not be unreasonably withheld.

    B30.  INDEPENDENT CONTRACTOR

    Persons furnished by Supplier shall be solely Supplier's employees or agents who shall be under the sole and exclusive direction and control of Supplier.

    B31.  NONDISCRIMINATION AND COMPLIANCE

    Unless exempt under the rules and regulations of the Secretary of Labor or other proper authority, this Agreement is subject to applicable laws and executive orders relating to equal opportunity and nondiscrimination in employment. The parties hereto shall not discriminate in their employment practices against any person by reason of race, religion, color, age, sex or national origin and agree to comply with the provisions of such laws and orders, as well as all laws and orders relating to the employment of the handicapped, the employment of veterans, the use of women's and minority business enterprises, and other laws and orders applicable in the performance of Services or furnishing of Materiel hereunder. Supplier agrees to comply with laws and orders listed in Exhibit D, entitled "Nondiscrimination and Compliance Agreement," attached hereto, as applicable, and as hereinafter amended.

    B32.  COMPLIANCE WITH LAWS

    a. Supplier shall comply with all federal, state and local laws and regulations which may be applicable to Supplier as an employer of labor. Supplier shall comply with all other applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of this Agreement, including but, not limited to the Immigration Reform and Control Act of 1986, the procurement of permits, licenses and certificates where needed, and shall comply with all laws as to packing, labeling and shipping, whether the shipment or Services are interstate or intrastate. Supplier shall bear all costs associated with such compliance.

    b. If any Materiel and Services are determined not to conform to health, safety, or environmental standards of any governmental authority having or asserting jurisdiction thereof, then Supplier shall bear the cost to bring that Materiel and Services into conformity.

    B33.  RIGHT TO INSPECT

    Customer may inspect Services performed by Supplier in progress or completed whether such Services are performed on Customer's premises or elsewhere. The inspection or failure to inspect shall not be construed by Supplier as Acceptance, or as a waiver of any Customer rights hereunder.

    B34.  RIGHT OF ACCESS

    a. Customer shall permit Supplier access to Customer's and others' facilities in connection with the performance of Services. Supplier shall assure that only trustworthy employees are allowed to enter Customer's and others' facilities. Supplier shall give Customer reasonable advance notice when access to Customer's or others' facilities is required. At Customer's request, Supplier shall furnish a personnel sheet containing the employee name, address, telephone number, job duties, key assignment and any other information Customer deems necessary to safeguard its property and operations.

    b. Supplier and Customer, while on the premises of the other, shall comply with all rules and regulations, including government regulations. Supplier shall become familiar with Customer's or others' procedures for Delivery, receipt, and storage of Materiel and other applicable operations.

    B35.  DAMAGE TO PROPERTY

    Supplier shall immediately notify Customer and third party owners of real or personal property of any loss of or damage to such property caused by Supplier. Supplier shall take precautions and necessary measures to prevent further damage, and at Customer's option and direction, Supplier shall replace or temporarily repair such property. At Customer's or third party owner's option and direction, Supplier shall restore or replace Customer's or others' property to its original condition, place such property in operational condition or bear the cost of such restoration or replacement.

    B36.  FORCE MAJEURE

    a. Neither party shall be held responsible to the other for delays or failures to perform caused by fires, strikes or similar labor difficulties, embargoes, Government requirements, civil or military authorities, acts of God or the public enemy or other similar unforeseeable causes beyond the control of either party. If such contingency occurs to one party, the other party may elect to:

          1) Terminate the Order, in whole or part, as to Materiel and Licensed Software not received or Services not completed;

          2) Suspend the Order for the duration of the delaying cause, buy or sell elsewhere the items to be bought or sold thereunder, and deduct from any Order commitment that quantity bought or sold or for which such commitments have been made elsewhere; or

          3) Resume performance under the Order once the delaying cause ceases and, at the option of such other party, extend the affected dates up to the length of time the contingency endures. Such Order shall continue in full force and effect with respect to all other rights and obligations.

          Subparagraph B36. a. 2) above shall be deemed selected unless written notice is given within fifteen (15) days after such other party is apprised of the contingency.

    b. Supplier shall not be relieved of liability under this clause if the delay results from failure of Supplier's subcontractor to make a timely delivery of material, or perform services in a timely manner if the material or services are available from another source.

    B37.  DEFAULT

    a. In addition to all other rights and remedies herein or at law or in equity, Customer shall have the right to terminate an Order, in whole or in part, without any obligation on the part of Customer, if Supplier is in breach or default of an Order and such breach continues for ten (10) days after Customer has notified Supplier in writing. Customer shall have the right to retain or return Materiel and Licensed Software already received and Accepted; provided, however, that Customer shall pay for Materiel and Licensed Software retained. Supplier shall reimburse Customer amounts previously paid for returned Materiel and Licensed Software and shall bear all expenses for its removal and return.

    b. If Supplier is in breach or default of any provision of this Agreement and the breach or default continues for fifteen (15) days after Customer has notified Supplier, then, in addition to all other rights and remedies at law or in equity, Customer may terminate this Agreement without any obligation or liability on the part of Customer whatsoever, unless otherwise agreed.

    B38.   REMEDIES CUMULATIVE

    Any rights of termination or other remedies prescribed in this Agreement are cumulative and are not exclusive of any other remedies to which the injured party may be entitled herein or at law or in equity. In addition to all other rights and remedies of Customer herein or at law or in equity, Supplier shall reimburse Customer for those costs resulting from Supplier's breach or default of any provisions of this Agreement.

    B39.  GOVERNING LAW

    This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Colorado as to both substance and procedure. Venue and adjudication shall be Denver, Colorado.

    B40.  SEVERABILITY

    If any provisions of this Agreement are deemed to be invalid or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

    B41.   WAIVER

    For any waiver to be binding it shall be made in writing and signed by both parties. No waiver of the terms of this Agreement or failure by Customer to exercise any option, right or privilege on any occasion, or through the course of dealing, shall be construed to be a waiver of the same, or of any other option, right or privilege on any other occasion.

    B42.  SURVIVAL

    Provisions of this Agreement that by their sense and context are intended to survive performance by either or both parties, shall so survive the completion, expiration or termination of this Agreement or an Order.

    B43.  NOTICES

    Where notices, demands or other communications are required under this Agreement to be made in writing, they shall be deemed duly given when delivered in-hand, or upon receipt when properly addressed return-receipt-requested and delivered by the United States Postal Service or other letter delivery service to the address listed below.

          Customer:                                 Supplier:

          U S WEST Business Resources               TeleSciences Inc.
          1801 California St. Rm. 650               351 New Albany Road
          Denver Co. 80202                          Moorestown, NJ 08057-1177
          Attn:  TeleSciences Inc.                  Attn:  Nancy Rivera

          Contract Agent
          Agreement No. RPHCR43421

    B44.  PROHIBITED RELATIONSHIPS AND GRATUITIES

    Each party represents and warrants that no officer, employee or agent of the other party has been or will be employed, retained, paid a fee or otherwise receive personal compensation or consideration from any of that party's employees or agents in connection with the obtaining, arranging or negotiating of this Agreement or Orders executed hereunder. The exchange or offering of any gift, personal service, or unusual hospitality ("Gratuities") by one party of this Agreement to the other is expressly prohibited. This prohibition is equally applicable to either party's officers, employees, agents, or immediate family members. Either party may, by written notice, terminate the right of the other to proceed with any Order if it is found that Gratuities are offered or have been given in connection with the execution of this Agreement or an Order.

    B45.  USE NOT ACCEPTANCE

    The use of Materiel and Licensed Software by Customer for business, profit, revenue or any other purpose shall not constitute Acceptance of Materiel and Licensed Software prior to the Acceptance Date.

    B46.  SEVERAL LIABILITY

    All rights and obligations contained herein or in an Order shall run solely, individually and severally between Supplier and the company of Customer which placed an Order accepted by Supplier hereunder.

    B47.  DISCOUNTS/CREDITS

    Any and all applicable discounts and credits shall be based upon the combined forecasts, commitments and purchases made by all of the companies comprising Customer.

ACQUISITION OF MATERIAL

    C1.   SCOPE

    This Section sets forth the terms and conditions under which Customer may procure Materiel through issuance of an Order and takes precedence over, supplements and modifies those terms and conditions set forth in Section II entitled, "GENERAL TERMS AND CONDITIONS."

    C2.   DETAILED ORDER ACKNOWLEDGMENT

    a. Within five (5) days following acceptance of an Order or as agreed, Supplier shall provide a detailed Order Acknowledgment which shall include the following.

          1) A detailed list of Materiel categorized by specification number and item number;

          2)    The quantity of each item, unit price and extended price;

          3)    CLEI(TM) information;

          4)    The Order number;

          5)    The total cost of Materiel by specification number and Order;
                and

          6)    other information, as agreed;

    b. The detailed Order Acknowledgment shall be delivered to the site specified by Customer.

    C3.   QUALITY ASSURANCE AND INSPECTION

    a. If Supplier is the manufacturer, Supplier shall test and inspect ordered Materiel prior to shipment to Customer in accordance with quality assurance procedures furnished by Supplier and reviewed and accepted by Customer.

    b. Supplier agrees to inform Customer in advance in writing of any scheduled change(s) in Supplier's manufacturing processes, quality assurance procedures or practices when such change(s) may affect form, fit, function, quality or reliability of Materiel.

    c. Customer or Customer's agent reserves the right to inspect manufacturing facilities, processes and finished Materiel prior to the Shipment Date to verify compliance with the Order and adherence by Supplier to its own quality assurance policies and procedures. Such inspection shall not relieve Supplier of any obligations under this Agreement or an Order nor shall such inspection be deemed Acceptance.

    d. Customer or Customer's authorized agent reserves the right to stop shipment of ordered Materiel if it fails inspection as referred to in
          3. C. above.

    e. Supplier will provide, at the option of Customer or Customer's authorized agent, access to its quality assurance activity results, data, reports, charts, procedures, manuals, requirements, practices and methods for incoming or in-process material.

    f. If Customer or Customer's authorized agent observes Supplier's deviation from Supplier's quality assurance procedures or observes quality assurance activity results which may indicate worsening Materiel quality or reliability, Supplier will, upon written request, formulate a corrective action plan and submit it to Customer for review and acceptance.

    C4.   SPECIFICATIONS OR DRAWINGS

    a. Supplier's Specifications and drawings relating to Materiel procured under an Order are hereby made a part of this Agreement for purposes of that Order.

    b. Supplier shall provide, at no charge, one copy of all drawings and updates thereof, in accordance with U S WEST Technical Publications 77352, entitled "Central Office Telecommunications Equipment Standard Drawing Requirements" and 77002, entitled "Technical Drawing Media Standards," which are hereby incorporated by reference and made a part hereof, to Customer's Central Office Record Center, 6912 South Quentin, Englewood, Colorado, 80112. Supplier shall also provide, at no charge, and on an ongoing basis, a current index of all drawings, showing latest issue numbers, as well as complete descriptive information, to Customer's Central Office Record Center. Such index shall be furnished in accordance with U S WEST Technical Publication 77002, referenced above. If Customer requires additional copies of Supplier's drawings and index, such drawings and index shall be made available to Customer.

    c. Supplier shall promptly furnish for each item of Materiel ordered, standard site preparation Specifications, if applicable, in such detail to ensure that Materiel can be properly installed. Customer shall prepare the site at its own expense. Any alterations or modifications required in site preparation attributable to Supplier's incomplete or erroneous Specifications shall be made at Supplier's expense.

    d. Supplier shall provide with each item of Materiel ordered, current applicable drawings in accordance with U S WEST Technical Publication 77352, entitled "Central Office Telecommunications Equipment Standards Drawing Requirements" and in the type of media as specified by Customer. Such drawings shall be Delivered to the Materiel Delivery location and to the engineering location specified in the Order.

    e. Customer shall have the right to reproduce Specifications and drawings and updates thereof for the purposes of engineering, installing, maintaining, repairing and operating Materiel.

    C5.   PACKING AND CONTAINERS

    a. Materiel shall be packaged by Supplier in packages, containers, reels or other enclosures or receptacles to ensure adequate protection against corrosion, static charge, discharge, deterioration and physical damage to ensure safe delivery.

    b. If Supplier uses any reusable containers, title shall remain with Supplier. Customer shall return containers to Supplier, freight collect, upon completion of use. No deposit or other fees will paid for any reusable containers.

    C6.   TRANSPORTATION AND SHIPPING

    Unless Supplier's published price includes freight charges, Customer shall bear transportation charges as follows:

    a. Supplier shall ship Materiel in accordance with Customer's instructions with transportation charges prepaid by Supplier. Unless otherwise agreed, transportation charges shall be limited to actual common carrier charges which shall be stated separately on the invoice for Materiel. Invoices reflecting transportation charges shall be accompanied by legible copies of prepaid freight bills, express receipts or bills of lading or other supporting documentation.

    b. Customer may specify Materiel freight classifications in its Orders. If not so specified, Supplier shall classify Materiel and invoice Customer for freight charges in accordance with the current National Motor Freight classifications.

    c. Unless otherwise agreed, transportation charges payable by Customer shall not exceed the lowest available cost of shipment between the Delivery location and Supplier's nearest facility from which Materiel can normally be shipped. Nothing herein shall be construed to alter or amend the Delivery schedule contained in the Order.

    d. Customer will reimburse Supplier only those costs for rigging and drayage performed at Customer's site, made at Customer's request, if the costs thereof are not part of the price in an Order.

    e. Supplier shall obtain and maintain, at its expense, cargo and riggers insurance to cover the value of Materiel being shipped.

    C7.   DELIVERY

    Supplier shall Deliver Materiel listed in Exhibit A within one-hundred-twenty (120) calendar days After Receipt of Order (ARO); provided, however:

    a. Supplier shall not Deliver any Materiel prior to the Delivery Date without Customer's consent; and

    b.    Customer and Supplier may agree in writing to change any Delivery
          Date.

    c. Materiel listed in Exhibit A sent to Supplier for repair shall be returned to Customer within thirty (30) calendar days (ARO).

    d.    If Materiel or Software is not delivered within one-hundred-twenty
          (120) calendar days, or by the date as agreed to in an Order, Supplier agrees to discount the total invoice by 1% for each day the Materiel is late, beginning thirty (30) calendar days after the due date as agreed to in an Order, up to a maximum of thirty (30) percent.

    C8.   ACCEPTANCE

    a. Customer may perform tests during the Acceptance Period to assure that Materiel conforms to Specifications and requirements of the Order. Should Materiel fail to conform, Customer may reject the Materiel.

          1)    If Materiel is not installed, Supplier shall, at no cost to
                Customer:

                a)    correct any nonconformance; or

                b)    replace Materiel.

          If subparagraphs 8. A. 1) a) or b) above fail to make Materiel conforming, Customer may terminate the applicable Order for such Materiel and Supplier shall refund to Customer amounts paid for returned Materiel including transportation costs.

          2)    If Materiel is installed, Supplier shall, at no cost to
                Customer:

                a)    correct any nonconformance;

                b)    replace Materiel; or

                c) replace Materiel with equivalent Materiel that meets Specifications and the requirements of the Order.

          If subparagraphs 8a 2) a), b) or c) above fail to make Materiel conforming, Supplier shall remove the nonconforming Materiel and reimburse Customer for related costs.

          The selection of any of these options shall be at the sole discretion of Customer and shall be accomplished in a time-frame suitable to Customer. Repaired or replacement Materiel shall be subject to this clause.

    b. Acceptance shall be deemed to have occurred on the Acceptance Date unless Customer has rejected Materiel prior to that date.

    C9.   TITLE

    Title to Materiel shall vest in Customer when Materiel has been Delivered.

    C10.  RISK OF LOSS

    a.    Supplier shall bear risk of loss until title passes.

    b.    This clause shall not be deemed to limit the liability of Supplier.

    C11. FUTURE AVAILABILITY OF REPAIRS, REPLACEMENT PARTS, AND MAINTENANCE NOT COVERED UNDER WARRANTY

    a. Supplier shall maintain the capability to repair or replace Materiel for ten (10) years after the last purchase of such. Replacement Materiel shall conform to the original Materiel in form, fit and function. Repair or replacement shall be accomplished within Supplier's published repair intervals or as agreed.

    b. Supplier shall perform repair or replacement of Materiel as set forth in section F entitled, "Repair Services."

    c. If Supplier is unable to maintain the capability to repair or replace Materiel pursuant to C11 a. above, supplier shall provide Specifications to enable other Customer contractors to manufacture or Customer to obtain parts from third parties. Such Specifications shall include, the following.

          1) Manufacturing drawings and Specifications of raw materials and components comprising such parts.

          2) Manufacturing drawings and Specifications covering tooling and the operation thereof.

          3) A detailed list of all commercially available parts and components including the part number, name and location of supplier, prices and functional descriptions.

    d. Supplier shall provide written notification one (1) year prior to discontinuing the manufacture of items of Materiel.

    C12.  CHANGE NOTICES

    a. Changes to Materiel shall be made in accordance with U S WEST Technical Publication 77354, entitled "Guidelines for Product Change Notices," incorporated by this reference and made a part hereof.

    b.    Supplier shall distribute one copy of each change notice to:

          U S WEST Communications
          Product Change Notice Coordinator
          P.O. Box 8985
          Denver, Colorado 80201

    C13.  TECHNICAL SUPPORT

    a. Supplier shall provide for a period of ten (10) years after the last purchase of Materiel, technical support to assist Customer in the engineering, installation, operation and maintenance of Materiel.

    b. Supplier shall make such technical support available at no charge during the warranty period.

    c. After expiration of the warranty period such technical support shall be available at Supplier's then current rates plus reimbursable expenses.

    C14.  MARKING

    a. Materiel shall be marked by Supplier with the following information, at no additional charge:

          1)    Supplier model and serial numbers, if applicable;

          2)    Date of shipment or manufacture; and

          3) CLEI(TM) codes in accordance with U S WEST Reference Publication 77361, entitled "Common Language Equipment Classification and Bar Code Labeling Requirements for Central Office Equipment."

    b. Supplier shall add any other identification which Customer may request, at Supplier's expense.

    c. Supplier shall utilize the following guidelines for packages and containers for Materiel.

          1)    Definitions:

                a) Unit Package. The first tie, wrap, bag or container applied to a unit of Materiel (e.g., Box of 1, Bag of 10, etc.). A unit package will be used for storing and not for shipment of Materiel. All Materiel enclosed in a unit package shall be identical.

                b) Intermediate Package. A container, bundle or wrap which contains two or more unit packages which is enclosed in a shipping container. An intermediate package will be used for storing and not for shipment of Materiel. An intermediate package is not required unless mixed Materiel is being enclosed in a shipping container. All unit packages enclosed within an intermediate package shall contain identical Materiel.

                c) Shipping Container. Final package or container which is used to ship Materiel. Shipping containers may enclose unit packages and intermediate packages. A shipping container may also be used for the storage of Materiel.

          2)    Packages and containers shall be marked as follows:

                a) Each unit package shall clearly display the following information:

                       (1)   Quantity;

                       (2)   Part number and description;

                       (3)   CLEI(TM) and bar code;

                       (4)   Month and year of manufacture; and

                       (5)   Supplier's name or trademark.

                b) Each intermediate package shall clearly display the following information:

                       (1)   Quantity;

                       (2)   Part number and description;

                       (3)   CLEI(TM) and bar code;

                       (4)   Month and year of manufacture; and

                       (5)   Supplier's name or trademark.

                c) Each shipping container shall clearly display the following information:

                       (1)   Quantity;

                       (2)   Part number and description;

                       (3)   Supplier's name or trademark; and

                       (4)   Gross weight in pounds.

                d) All containers of delicate, hazardous or fragile items shall be clearly identified as such.

    C15.  HAZARDOUS MATERIALS AND SUBSTANCES

    a. Hazardous materials shall be shipped by Supplier in accordance with the requirements of the Hazardous Materiels Transportation Act (49 U.S.C. 1801, et. seq.), and any other federal, state and local laws and regulations governing conveyance of hazardous materials.

    b. Supplier shall identify Materiel containing a hazardous material or substance including, but not limited to, those governed by the Resources Conservation and Recovery Act (42 U.S.C. 6901, et. seq.), Hazardous Materiels Transportation Act (49 U.S.C. 1801, et. seq.) , Toxic Substances Control Act (15 U.S.C. 2601, et. seq.) and any similar acts and regulations promulgated pursuant to these Acts. Each component, self-contained unit and carrier and shipping container shall be marked identifying the hazardous material by name.

    C16.  RADIO FREQUENCY ENERGY STANDARDS

    Appropriate Materiel shall comply with the requirements of the Federal Communication Commission's Rules and Regulations, Part 15, Subpart J, as amended, including those sections concerning the labeling of such Materiel and the suppression of radiation to specified levels.

    C17.  LIGHTWAVE RADIATION

    Materiel containing laser devices must meet the requirements of the United States Department of Health and Human Services, and the Bureau of Radiological Health regulations, including, but not limited to, those sections concerning the labeling of Materiel and the suppression of lightwave radiation to specified levels.

    C18.  REGISTRATION

    Appropriate Materiel shall comply with the Federal Communication Commission's Rules and Regulations, Part 68.

ENGINEERING SERVICES


    D1.   SCOPE

    This Section sets forth the terms and conditions under which Customer may procure Engineering Services and associated Materiel through issuance of an Order, and takes precedence over, supplements and modifies those terms and conditions set forth in Section B entitled, "General Terms and Conditions."

    D2.   DEFINITION

    "Engineering Services" means analyzing, planning, designing, pricing, detailing, drafting, creating specifications, ordering and otherwise technically describing or specifying Materiel as ordered.

    D3.   GENERAL CONDITIONS OF ENGINEERING SERVICES

    a. Supplier shall perform Engineering Services in accordance with Specifications and the requirements of the Order.

    b. Engineering Services associated with central office equipment shall be performed in accordance with the requirements of U S WEST Technical Publication 77351, entitled "Central Office Telecommunications Equipment Engineering Standards," incorporated by this reference and made a part hereof.

    c. Drafting of Customer's central office drawings shall be performed in accordance with U S WEST Technical Publication 77353, entitled "Central Office Drawing Standards," incorporated by this reference and made a part hereof.

    D4.   ACCEPTANCE

    a. When Engineering Services are associated with other Services or Materiel procured from Supplier, Acceptance shall not occur until such Materiel and services are accepted.

    b. Customer may, during the Acceptance Period, determine whether Engineering Services conform to Specifications and the requirements of the Order. If such Services are nonconforming, Customer may:

          1) Direct Supplier to re-engineer, re-design, revise and correct specifications and associated drawings, installation instructions and any other related documents at no cost to Customer; or

          2) If subparagraph 4. B. 1) above cannot be accomplished within a period suitable to Customer, Customer may terminate the Order and any Related Order, in whole or in part, and direct Supplier to restore Customer's documentation and drawings to their original condition at no cost to Customer. Corrected Engineering Services shall be subject to this clause.

    c. Acceptance shall be deemed to have occurred on the Acceptance Date unless Customer has rejected Engineering Services prior to that date.

    D5.   TITLE

    Results of Engineering Services including, but not limited to, equipment specifications, office records, drawings and summaries of Materiel shall become the exclusive property of Customer upon Delivery, and shall not be used by Supplier for any other purposes.

    D6.   ENGINEERING SERVICES SUPPORT

    Notwithstanding Acceptance, Supplier's obligation to provide Engineering Services shall include support for such Services until the expiration of the warranty period. Such support shall be available to Customer on-site, as mutually agreed at no additional charge and shall not be limited to Supplier's normal working hours.

INSTALLATION AND REMOVAL SERVICES

    E1.   SCOPE

    This Section sets forth the terms and conditions under which Customer may procure Installation and Removal Services and associated Materiel through issuance of an Order and takes precedence over, supplements and modifies those terms and conditions set forth in Section B entitled, "General Terms and Conditions."

    E2.   DEFINITIONS

    a. "Installation Services" means constructing, erecting, placing, moving, modifying, unpacking, connecting, wiring, cabling, inspecting and testing Materiel or performing similar work as ordered.

    b. "Removal Services" means disconnecting, de-cabling, dismantling, mining, packing or performing similar work affecting Customer's Materiel as ordered.

    E3.   GENERAL CONDITIONS OF INSTALLATION AND REMOVAL SERVICES

    a. For Services performed in central offices, Supplier shall perform such Services in accordance with U S WEST Technical Publication 77350, entitled "Central Office Telecommunications Equipment Installation Guidelines," incorporated by this reference and made a part hereof.

    b. Supplier shall provide all labor, tools (including portable tools and test sets) portable buildings and toilets, trailers, storage facilities, vehicles, equipment and other materials required.

    c. Supplier shall receive, uncrate, unpack and inspect for damage, all Materiel to be installed, and shall promptly notify Customer of any shortage or damage. If Supplier fails to make such notations, Supplier shall be responsible for all loss of or damage to Materiel. When Supplier is also providing the Materiel, Supplier shall be solely responsible for all claims, reordering and replacement of affected Materiel.

    d. When necessary, Supplier shall arrange for warehousing, hauling and hoisting, or other services.

    e. When requested by Customer, Supplier shall pack, crate and otherwise prepare Customer's removed Materiel for shipment.

    f. Supplier shall provide its current installation quality standards, including workmanship standards, test and inspection methods, sampling plans, test equipment calibration methods and requirements, methods for determining acceptance quality levels and similar criteria for administering Supplier's quality assurance program.

    g. Customer may review the results of Supplier's quality assurance inspections and observe a sample of Supplier's inspections at times and places determined by Customer.

    h. Supplier shall conduct tests and analysis of installed Materiel, in accordance with Specifications and the Order, prior to the Completion Date.

    i. At least one week prior to the Commencement Date, Supplier shall provide for Customer's approval, a proposed method of procedures and shall notify Customer of any known errors and omissions in specifications.

    j. Customer reserves the right to perform installation and removal of Materiel or Software using personnel internal to Customer's corporation, or other agents of Customer.

    k. When installation costs are provided by supplier, those costs shall be unbundled and listed as separate from all other costs.

    E4.   ENVIRONMENTAL COMPLIANCE

    Supplier warrants and certifies that Services shall conform and comply with all applicable federal, state, county and municipal laws, statutes, regulations and codes, governing the environment or ecology, including without limitation the Toxic Substances Control Act (15 U.S.C. 2601, et. seq.), Resources Conservation and Recovery Act (42 U.S.C. 6901, et. seq.), Hazardous Materiels Transportation Act (49 U.S.C. 1801, et. seq.) and similar governmental acts and regulations promulgated pursuant thereto. Supplier shall recertify compliance therewith at Customer's request. Supplier shall provide a copy of all hazardous material disposition and transportation forms issued.

    E5.   ACCEPTANCE

    a. At least seven (7) days prior to completion of any Installation and Removal Services or portions thereof, Supplier shall notify Customer that Services will be available for inspection. Customer may audit such Services to ensure that Services are performed in accordance with Specifications and Orders. Such inspections shall not constitute Acceptance.

    b. Installation and Removal Services shall not be deemed complete until all associated Materiel is ready for Acceptance.

    c. Customer may, during the Acceptance Period, determine if Installation and Removal Services conform to Specifications and the requirements of the Order. If such Services are nonconforming, Customer may direct Supplier to:

          1) Repair, modify and otherwise correct nonconformities, at no cost to Customer;

          2) Remove or replace nonconforming Materiel and Licensed Software and install new Materiel, at no cost to Customer, if Supplier provided Materiel and Licensed Software; or

          3) Correct Engineering services nonconformities, at no cost to Customer, if Supplier provided Engineering Services.

          The above shall be accomplished in a time suitable to Customer. Corrected Installation and Removal Services shall be subject to this clause.

    d. Acceptance shall be deemed to have occurred on the Acceptance Date unless Customer has rejected Installation and Removal Services prior to that date.

    E6.   TITLE

    Title to any Materiel furnished by Supplier as a part of the Installation Services shall vest in Customer upon Delivery. Title to Customer's removed Materiel shall remain with Customer.

    E7.   INVOICES AND PAYMENTS

    a.    Supplier shall submit invoices as follows:

          1) Installation and Removal Services, which are scheduled to be completed in twelve (12) weeks or less, shall be invoiced within thirty (30) days following the Completion Date; and

          2) Installation and Removal Services which are scheduled to be completed in more than twelve (12) weeks shall be invoiced on a monthly basis for charges accrued during the preceding month.

REPAIR SERVICES

    F1.   SCOPE

    a. This Section sets forth the terms and conditions by which Customer may procure Repair Services through issuance of an Order and takes precedence over, supplements and modifies those terms and conditions set forth in Section B entitled, "General Terms and Conditions."

    b. Repair Services does not include maintenance services or repairs to Materiel under warranty.

    F2.   DEFINITION

    "Repair Services" means inspecting for damages, repairing, cleaning, lubricating, adjusting, calibrating, restoring or rebuilding, refurbishing, testing and retrofitting engineering changes and updates, and performing similar Services.

    F3.   GENERAL CONDITIONS OF REPAIR SERVICES

    a. Supplier shall perform in accordance with Specifications and the requirements of the Order.

    b. Replacement Materiel shall conform to the original Materiel in form, fit and function.

    c. Unless otherwise specified in an Order, Supplier shall perform and Deliver repaired or replaced Materiel within thirty (30) days of receipt of Materiel.

    d. Customer shall attach to all returned Materiel a repair requisition similar to that included in Exhibit C, entitled "Service Repair and Return Order."

    e. Supplier shall package Materiel in compliance with all federal, state and local laws and regulations.

    f. New or equivalent parts shall be used in effecting repairs or replacement. Parts which have been removed from Materiel shall become Supplier's property. Parts which are installed in Materiel shall become Customer's property.

    g. If Materiel returned to Supplier for is irreparable, Supplier shall notify Customer and request disposition instructions for such Materiel. Customer's liability with regard to irreparable Materiel shall be limited to transportation charges associated with the return of Materiel. If requested by Customer, Supplier shall dispose of the irreparable Materiel and pay Customer the salvage value.

    h. Supplier shall be strictly liable for loss of or damage to all Materiel in its care, custody or control.

    i. In the event of an emergency or out-of-service condition attributable to Materiel or Software furnished hereunder, Supplier agrees to ship replacement Materiel or Software within twenty-four (24) hours of verbal notification from Customer, for a period of ten (10) years after the delivery of such Materiel or Software. If replacement Materiel will not be available for shipment within twenty-four (24) hours, Supplier shall notify Customer immediately by telephone and arrange at Customer's option and at Supplier's expense, for: (a) an alternate shipping schedule; or (b) telephonically assisting Customer in repair of the defective Materiel or Software at no charge to Customer. The phone number to call for emergency replacement service is (609)866-0015. This services shall be available twenty-four hours a day, seven days a week.

    j. Materiel on which have been performed shall have the repair warranty expiration date identified in a permanent manner at a readily visible location. Repaired Materiel shall be returned with a tag or other papers describing the and any modifications and improvements which have been made.

    F4.   TRANSPORTATION

    Supplier shall ship repaired Materiel to Customer using the lowest available cost of shipment with transportation charges prepaid by Supplier and added as a separate item to the invoice. At Customer's request, Supplier shall substantiate charges by providing Customer with a legible copy of the freight bill. Risk of loss of and damage to repaired Materiel during shipment to Customer shall be borne by Supplier.

    F5.   ACCEPTANCE

    a. Customer may, during Acceptance Period, inspect repaired Materiel to determine that have been performed in accordance with Specifications and requirements of the Order. Repaired Materiel which is nonconforming may be rejected by Customer.

          1)    If Materiel is not installed, Customer may either:

                a) Request Supplier to correct any nonconformity at no cost to Customer, in a period of time suitable to Customer; or

                b) Terminate the Order. In such case any monies previously paid to Supplier for such shall be refunded.

          2)    If Materiel is installed, Customer may:

                a) Require Supplier to correct any nonconformity or repair Materiel in place, at Customer's convenience and at no cost to Customer;

                b) Require Supplier to remove and repair rejected Materiel at no cost to Customer, and reimburse or credit Customer for costs incurred in the removal and reinstallation of nonconforming Materiel; or

                c) Terminate the Order. In such case any monies previously paid to Supplier for such shall be refunded.

    b. Acceptance shall be deemed to have occurred on the Acceptance Date unless Customer has rejected repaired Materiel prior to that date.

LICENSED SOFTWARE1

    G1.   SCOPE

    This Section sets forth the terms and conditions under which Customer may procure Licensed Software through issuance of an Order and takes precedence over, supplements and modifies those terms and conditions set forth in Section B entitled, "General Terms and Conditions."

    G2.   DEFINITION

    "Licensed Software" means standard Software programs, whether or not associated with Materiel, for which Supplier has the right to grant licenses or sublicenses to Customer. Licenses listed below are granted as either perpetual or periodic, exclusive or nonexclusive, for which Supplier may or may not receive a license fee.

          Corporate License. A corporate license is a license which grants to Customer the right to use and duplicate Licensed Software for use at as many Customer sites and on as many Customer owned, leased or operated Central Processing Units (CPU) as Customer desires for a single license fee.

          Site License. A site license is a license which grants to Customer the right to use Licensed Software on any and all computer systems owned, leased, or operated. by Customer at a single location or installation known or identified by a single street or mailing address.

          CPU License. A CPU license is a license which grants to Customer the right to use Licensed Software on a single designated CPU. Any CPU license may be temporarily transferred to a backup CPU which may be at the same Customer site, another Customer site or at a site owned by a third party.

    G3.   LICENSE

    a. By acceptance of the Order, Supplier grants to Customer a license, as specified in the Order, to use Licensed Software, including all future releases or versions, patches, fixes, corrections, enhancements, improvements, system modifications and updates relating to such Licensed Software which are developed or acquired by Supplier and which have been purchased by Customer or provided under the Support Agreement or this Agreement. Further, Supplier agrees that no other license agreement for the same subject matter, executed by Customer contemporaneously with, or purporting to become effective upon opening the delivery wrapper, shall alter, modify or amend the terms hereof and the applicable Order. If Customer does not specify the type or the term of the license in an Order, the license shall be deemed to be a perpetual, nonexclusive, site license.

    b. Supplier shall provide Program Material prior to the Delivery Date at no additional charge. Program Material shall comply with Customer's Specifications and the highest standards of the industry with respect to content, size, legibility and reproducibility.

    c. Licensed Software provided by Supplier for use with Materiel acquired under this Agreement may be sublicensed to any subsequent third party purchaser of such Materiel, provided such third party purchaser agrees to assume the obligations contained herein.

    d. Customer may transfer, assign or sublicense any license granted by Supplier hereunder, to any parent, subsidiary of parent, subsidiary, affiliate, successor or related company of Customer upon prior written notice.

    G4.   LICENSE TERM

    The license for Licensed Software shall be effective on the Acceptance Date and shall continue for the term specified in the Order. Notwithstanding the above, Customer may, at any time, terminate the license upon thirty (30) days prior written notice.

    G5.   SOFTWARE TRAPS

    a. If Supplier installs in its Licensed Software any software "traps" or other instructions designed to terminate or disrupt the operation of the Licensed Software for any purpose, Supplier shall give Customer notification of such devices in its acceptance of the Order.

    b. If Supplier fails to notify Customer, Supplier shall be liable for all damages, whether consequential, incidental or special damage, including but not limited to lost income or lost revenue, resulting from any failure of operation caused by such traps.

    G6.   TRANSPORTATION

    Supplier shall bear transportation charges of Licensed Software to the address stated in the Order. Customer shall bear transportation charges for Licensed Software returned to Supplier.

    G7.   RISK OF LOSS

    Supplier shall bear the risk of loss of or damage to the Licensed Software medium during shipment to Customer and Customer shall bear the risk of loss of or damage to Licensed Software medium in its possession except to the extent such loss or damage is attributable to Supplier.

    G8.   DELIVERY AND INSTALLATION

    a. If Licensed Software is installed by Customer, Supplier shall provide at no additional charge technical support and Specifications including installation instructions and acceptance test procedures, to allow Customer to properly install, test and accept Licensed Software.

    b. If Licensed Software is installed by Supplier, Supplier shall perform tests to determine if Licensed Software meets Specifications and the requirements of the Order prior to completion of Installation Services. Supplier shall provide copies of all test results.

    c. Supplier shall, at shipment, notify Customer of any known defects in Licensed Software, their criticality and impact on the operation of the Licensed Software and associated Materiel. Supplier shall also provide its written plans and schedule for corrective action. Use or operation of Licensed Software pursuant to this provision shall not be construed to be Acceptance or a waiver of any Customer rights under this Agreement or applicable Order.

    G9.   ACCEPTANCE

    a. Customer may, during the Acceptance Period, determine if Licensed Software conforms to Specifications and the requirements of the Order. If such Licensed Software is nonconforming, Customer may:

          1)    Direct Supplier to correct the nonconformance;

          2) Direct Supplier to replace the Licensed Software with Licensed Software which meets the applicable Specifications and conforms to the Order; or

          3) If neither 9. A. 1) nor 2) above can be accomplished within a reasonable time suitable to Customer, Customer may terminate the Order and direct Supplier to remove the Licensed Software and render full credit to Customer.

    b. Acceptance shall be deemed to have occurred on the Acceptance Date unless Customer has rejected Licensed Software prior to that date.

    G10.  LICENSED SOFTWARE RELEASES

    a. Maintenance releases are patches, fixes and corrections provided by Supplier to correct Licensed Software defects or malfunctions. During the warranty period Supplier shall notify Customer of the availability of such releases. The notice shall describe the defects or malfunctions to be corrected and the criticality of each. Maintenance releases shall be made available to Customer at no additional charge during the warranty period.

    b. New releases are releases which incorporate new features or enhancements to the Licensed Software. Supplier shall notify Customer of the availability of such releases. The notice shall include a description of the features and enhancements to be provided and the cost for each release.

    c. Supplier shall support each Licensed Software maintenance release for a minimum of two (2) years from the release date and shall support each new release for a minimum of eight (8) years from the release date.

    d. Supplier shall, at no charge to Customer, keep and maintain current, a copy of the Licensed Software source code in escrow with the Citibank of New York, as escrow agent. If supplier is unable, for any reason, to continue to support Licensed Software pursuant to 10. C. above, Supplier or Supplier's authorized trustees or receivers acting on behalf of Supplier shall provide, at no charge, all technical information, including source code, to enable Customer or others to support Licensed Software. Supplier shall, at the earliest possible time, provide written notification of Supplier's inability to continue Licensed Software support. Such written notification shall include the means by which Customer may obtain such technical information, including source code.

    G11.  MAINTENANCE SERVICES AND SUPPORT

    a. Supplier shall provide Licensed Software maintenance as ordered to assure that such Licensed Software meets Specifications and remains in good operating order. Maintenance services shall include but not be limited to such items as:

          1)    Maintenance releases, which correct defects or malfunctions;

          2) Periodically published reports describing known "bugs" and solutions therefor; except that Supplier all immediately notify Customer of known service and/or revenue affecting bugs and, if known, the solutions therefore;

          3) Issuing, maintaining and revising manuals and documentation to incorporate new or revised operating procedures resulting from corrections to and revisions of the Licensed Software pursuant to Section B, clause B17., entitled "Manuals and Documentation."

          4)    Assisting in problem identification;

          5) Returning inoperable Licensed Software to operating condition by providing local or temporary patches and fixes; and

          6)    Correcting defects in Licensed Software.

    b. Supplier shall provide twenty-four (24) hours a day and seven (7) days a week telephone support for Licensed Software maintenance as set forth in clause F3. entitled "General Conditions of Repair Services".

    G12.  TECHNICAL SERVICES

    Supplier will provide technical services associated with Licensed Software pursuant to an Order. Technical services are services which Customer requires to meet its own customized uses for the Licensed Software and which are beyond the warranty, maintenance, and support services provided under this Agreement.

    G13.  SOFTWARE EVALUATION

    a. Supplier may bail Licensed Software to Customer, at no charge, to allow Customer to evaluate the applicability of such Licensed Software to its business, subject to the following:

          1)    Customer shall issue an Order to Supplier;

          2) The term of the evaluation shall be forty-five (45) days, unless otherwise stated in the Order; and

          3) Customer will use Licensed Software provided under this clause for the purpose of evaluation. Such evaluation shall not obligate Customer to procure Licensed Software for future use.

    b. Customer shall promptly return Licensed Software and accompanying documentation to Supplier upon completion of the evaluation period or shall notify Supplier of its intent to procure the Licensed Software and shall then issue an Order for the Licensed Software. customer is under no obligation to reveal the results of the evaluation to Supplier.

    c. Customer shall not duplicate the Licensed Software, any portion thereof, or any associated documentation, unless necessary for the evaluation.

    d. Notwithstanding the fact the term "Order" is used in this provision, the relationship between Supplier and Customer shall be that of Bailor (Supplier) and Bailee (Customer) and the provisions of Sections I and II shall not apply, excepting Section II, clause 21., entitled "SUPPLIER INFORMATION." Upon giving Customer possession, Supplier shall give notice in writing of the value of the bail property and Customer shall have no liability for loss, damage, or other claims of any nature respecting said property beyond said value.

    G14.  SOFTWARE QUALITY ASSURANCE

    a. The term Software as used in this clause includes, but is not limited to, computer programs, including firmware, data related to these programs, associated documentation and all associated support and control activities.

    b. Supplier shall test the Software prior to shipment to Customer or incorporation into a hardware system in accordance with quality assurance procedures developed by the Supplier and reviewed and accepted by the Customer.

    c. Under an Order or in contemplation of an Order, Supplier shall grant to Customer or Customer's authorized agent the right to perform a Software quality program analysis of Supplier' s Software development and support processes.

    d. Customer or Customer's authorized agent may monitor the process by which the Supplier controls the quality of the Software by means of periodic on-site analysis and verification. If problems or deficiencies are noted insofar as the Supplier's adherence to its own quality assurance procedures, the Customer may require the Supplier to formulate a corrective action plan and submit it to Customer for review and acceptance.

TRAINING SERVICES

    H1.   SCOPE

    This Section sets forth the terms and conditions under which Customer may procure Training Services through issuance of an Order and takes precedence over, supplements and modifies those terms and conditions set forth in Section B entitled, "General Terms and Conditions."

    H2.   DEFINITION

    "Training Services" means instructing, teaching, qualifying, or certifying Customer's or others' employees or providing other related services.

    H3.   GENERAL CONDITIONS OF TRAINING SERVICES

    a. Supplier shall provide, as required by an Order personnel to conduct training and instructional aids appropriate for each course, including books, pamphlets and diagrams.

    b. Customer may, without liability, terminate any Training Services by giving Supplier written notice fourteen (14) days prior to the Commencement Date.

    c. Customer shall have the right to reproduce all Training material for internal use subject to Section B, clause B22., entitled "Supplier's Information".


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

ENTIRE AGREEMENT


    I1.   LIMITED LIABILITY OF U S WEST Business Resources, Inc.

    BRI is acting as agent in the negotiation, execution and administration of this Agreement, but BRI shall not in any event be liable for the performance or nonperformance of this Agreement or any Order by Customer, except where BRI is Customer.

    I2.   AMENDMENTS, MODIFICATIONS AND SUPPLEMENTS

    Amendments, modifications and supplements to this Agreement shall be binding upon Customer and Supplier after the effective date, provided that such are in writing, signed by an authorized representative of both parties and, by reference, incorporate this Agreement and identify the specific sections or clauses contained herein, which are amended, modified or supplemented.

    I3.   ENTIRE AGREEMENT

    This Agreement, together with all Exhibits and subordinate documents incorporated by reference constitute the entire agreement between the parties. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties.

    I4.   SIGNATURES

    In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives on the date first above written.


    U S WEST Business Resources,        Telesciences Inc.
    Inc., as agent for U S WEST
    Communications

   By:    Sharon Huff                  By:          Donald Hoffman
          _________________________                 _________________________

   Signature:                          Signature:
          /s/ Sharon Huff                           /s/ Donald Hoffman
          _________________________                 _________________________

   Title:                              Title:
          Contract Agent                            V.P., Mkt. & Sales
          _________________________                 _________________________


   Date Signed:                        Date Signed:
          April 25, 1991                             5/30/91
          _________________________                 _________________________

                                                                      RPHCR43421
                                                                 Amendment No. 7

This Amendment No. 7 is entered into effective as of the twenty-eighth day of April, 1995, by and between U S WEST Business Resources, Inc., a Colorado corporation, with its principal place of business located at 188 Inverness Drive West, Englewood, Colorado 80112, as agent for U S WEST Communications, Inc., ("Customer") and Securicor Communications Ltd., a United Kingdom company formerly doing business as TeleSciences CO Systems, with offices for transaction of business located at Sutton Park House, 15 Carshalton Road, Sutton Surrey, England SM1 4LD ("Supplier").

                                    RECITALS

Customer and Supplier entered into a General Procurement Agreement No. RPHCR43421 dated the 1st day of May, 1991, (the "GPA");

The GPA has been previously amended under instruments dated September 13, 1991 (Amendment No. 1), November 15, 1991 (Amendment No. 2), October 23, 1992 (Amendment No. 3), april 1, 1993 (Amendment No. 4), July 1, 1993 (Amendment No.
5) and July 1, 1994 (Amendment No. 6.);

The term of the GPA will automatically expire on May 1, 1995 (the "Expiration Date"); and

Customer and Supplier wish to further amend the GPA under the terms and conditions contained herein.

                                    AGREEMENT

In consideration of the mutual promises and advantages to the parties, the parties incorporate by reference and agree to the accuracy of the above recitals and further agree as follows:

1.0             DESCRIPTION OF AMENDMENTS AND MODIFICATIONS

1.1 The parties agree that the GPA shall not expire on the Expiration Date, but shall automatically renew and automatically expire on December 31, 1997.

1.2 Exhibit B of the GPA entitled "Discounts": delete the text in its entirety and replace with the text appearing in Exhibit B entitled "Discounts" dated April 28, 1995 attached hereto and which by this reference is incorporated herein.

2.0             EFFECTIVE DATE

2.1             This Amendment No. 7 shall be deemed effective the twenty-

                                                                      RPHCR43421
                                                                 Amendment No. 7

                eighth of April, 1995.

3.0             SEVERAL LIABILITY

3.1 The term Customer as used herein may be applicable to one or more parties and the singular shall include the plural. If there shall be more than one party referred to as Customer herein, then their obligations and liabilities shall be several, not joint.

4.0             FURTHER AMENDMENTS

4.1 Except as modified herein, the provisions of the GPA shall remain in full force and effect. Neither the GPA nor this Amendment No. 7 may be further amended except by written instrument executed by an authorized representative of both parties.

The parties intending to be legally bound have executed this Amendment No. 7 in multiple counterparts, each of which is deemed an original, but all of which shall constitute one and the same instrument.

Securicor Communications Ltd.                 U S WEST Business Resources,
                                              Inc. as agent for U S WEST
                                              Communications, Inc.

           /s/ Donald L. Hoffman                         /s/ Timothy P. Ford
Signature: _________________________          Signature: _______________________

     Donald L. Hoffman                            Timothy P. Ford
By: ________________________________          By: ______________________________

        V.P. Sales                                Contract Agent
Title: _____________________________          By: ______________________________

             4/30/95                                       4/28/95
Date Signed: ______________________           Date Signed: _____________________